                     SUPPLEMENTAL INDENTURE TO BE DELIVERED
                          BY GUARANTEEING SUBSIDIARIES

     Supplemental Indenture (this "Supplemental Indenture"), dated as of
February 20, 2007, among L-3 Communications Holdings, Inc. (or its permitted successor), a Delaware corporation (the "Company"), each a direct or indirect subsidiary of the Company signatory hereto (each, a "Guaranteeing Subsidiary", and collectively, the "Guaranteeing Subsidiaries"), and The Bank of New York, as
trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the
Trustee an indenture (the "Indenture"), dated as of July 29, 2005 providing for the issuance of up to $700,000,000 of 3.0% Convertible Contingent Debt
Securities (CODES) due 2035 (the "CODES");

          WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations (as defined in the
Indenture) under the CODES and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture and the Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the CODES as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

               (a)  Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the CODES
                    (collectively, the "Guarantors" and each, a "Guarantor"),
                    unconditionally guarantees to each Holder of a CODE
                    authenticated and delivered by the Trustee and to the
                    Trustee and its successors and assigns, regardless of the
                    validity and enforceability of the Indenture, the CODES or the Obligations of the Company under the Indenture or the
                    CODES, that:

                    (i)   the principal of and interest (including Contingent
                          Interest and Additional Interest, if any) on the CODES
                          will be promptly paid in full when due, whether at
                          maturity, by acceleration, redemption or otherwise,
                          and interest on the overdue principal of and interest
                          (including Contingent Interest and Additional
                          Interest, if any) on the CODES, to the extent lawful,
                          and all other Obligations of the Company to the
                          Holders or the Trustee thereunder or under the
                          Indenture will be promptly paid in full, all in
                          accordance with the terms thereof; and

                                       1

                    (ii)  in case of any extension of time for payment or
                          renewal of any CODES or any of such other Obligations,
                          that the same will be promptly paid in full when due
                          in accordance with the terms of the extension or
                          renewal, whether at stated maturity, by acceleration
                          or otherwise.

               (b)  Notwithstanding the foregoing, in the event that this
                    Subsidiary Guarantee would constitute or result in a
                    violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such
                    Guaranteeing Subsidiary under this Supplemental Indenture
                    and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or
                    similar law.

          3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

               (a)  To evidence its Subsidiary Guarantee set forth in this
                    Supplemental Indenture, such Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee
                    substantially in the form of Exhibit A to the Indenture
                    shall be endorsed by an Officer of such Guaranteeing
                    Subsidiary on each CODE authenticated and delivered by the
                    Trustee after the date hereof.

               (b)  Notwithstanding the foregoing, such Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any
                    failure to endorse on each CODE a notation of such
                    Subsidiary Guarantee.

               (c)  If an Officer whose signature is on this Supplemental
                    Indenture or on the Subsidiary Guarantee no longer holds
                    that office at the time the Trustee authenticates the CODE on which a Subsidiary Guarantee is endorsed, the Subsidiary
                    Guarantee shall be valid nevertheless.

               (d)  The delivery of any CODE by the Trustee, after the
                    authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this
                    Supplemental Indenture on behalf of each Guaranteeing
                    Subsidiary.

               (e)  Each Guaranteeing Subsidiary hereby agrees that its
                    Obligations hereunder shall, to the extent permitted by
                    applicable law, be unconditional, regardless of the
                    validity, regularity or enforceability of the CODES or the
                    Indenture, the absence of any action to enforce the same,
                    any waiver or consent by any Holder of the CODES with
                    respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise
                    constitute a legal or equitable discharge or defense of a
                    guarantor.

               (f)  Each Guaranteeing Subsidiary, to the extent permitted by applicable law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of
                    insolvency or bankruptcy of the Company, any right to
                    require a proceeding first against the Company, protest,
                    notice and all demands whatsoever and covenants that its
                    Subsidiary Guarantee made pursuant to this Supplemental
                    Indenture will

                                        2

                    not be discharged except by complete performance of the
                    Obligations contained in the CODES and the Indenture.

               (g)  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing
                    Subsidiary, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made
                    pursuant to this Supplemental Indenture, to the extent
                    theretofore discharged, shall be reinstated in full force
                    and effect.

               (h)  Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the
                    Holders in respect of any Obligations guaranteed hereby
                    until payment in full of all Obligations guaranteed hereby.
                    Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the
                    Holders and the Trustee, on the other hand:

                    (iii) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of the
                          Indenture for the purposes of the Subsidiary Guarantee
                          made pursuant to this Supplemental Indenture,
                          notwithstanding any stay, injunction or other
                          prohibition preventing such acceleration in respect of
                          the Obligations guaranteed hereby;

                    (iv)  in the event of any declaration of acceleration of
                          such Obligations as provided in Article 4 of the
                          Indenture, such Obligations (whether or not due and
                          payable) shall forthwith become due and payable by
                          such Guaranteeing Subsidiary for the purpose of the
                          Subsidiary Guarantee made pursuant to this
                          Supplemental Indenture; and

                    (v)   Each Guaranteeing Subsidiary shall have the right to
                          seek contribution from any other non-paying
                          Guaranteeing Subsidiary so long as the exercise of
                          such right does not impair the rights of the Holders
                          or the Trustee under the Subsidiary Guarantee made
                          pursuant to this Supplemental Indenture.

          4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

               (a)  Except as set forth in Articles 6 and 9 of the Indenture, nothing contained in the Indenture, this Supplemental
                    Indenture or in the CODES shall prevent (i) any
                    consolidation or merger of any Guaranteeing Subsidiary with or into the Company or any other Guarantor, (ii) any
                    transfer, sale or conveyance of the property of any
                    Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor or (iii)
                    any merger of a Guarantor with or into with an Affiliate of that Guarantor that has not significant assets or
                    liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the
                    United States so long as the amount of Indebtedness of the
                    Company and the domestic non-Guarantor subsidiaries is not increased thereby.

                                        3

               (b)  Except as set forth in Article 9 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the CODES shall prevent any consolidation or merger of
                    any Guaranteeing Subsidiary with or into any Person
                    organized under the laws of the United States of America,
                    any state thereof, the District of Columbia or any territory thereof other than the Company or any other Guarantor (in
                    each case, whether or not affiliated with the Guaranteeing
                    Subsidiary), or successive consolidations or mergers in
                    which a Guaranteeing Subsidiary or its successor or
                    successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing
                    Subsidiary as an entirety or substantially as an entirety, to any Person organized under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof other than the Company or any other
                    Guarantor (in each case, whether or not affiliated with the
                    Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that each Guaranteeing
                    Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such
                    Guaranteeing Subsidiaries, shall be expressly assumed (in
                    the event that such Guaranteeing Subsidiary is not the
                    surviving corporation in the merger), by supplemental
                    indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by any Person formed by such
                    consolidation, or into which such Guaranteeing Subsidiary
                    shall have been merged, or by any Person which shall have
                    acquired such property, (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists and (iii) such transaction will only be permitted under the Indenture if it would be
                    permitted under the terms of all of the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those
                    indentures are subsequently amended, waived, modified or
                    terminated or expire and whether or not any of these notes continue to be outstanding).

               (c)  In case of any such consolidation, merger, sale or
                    conveyance and upon the assumption by the successor
                    corporation, by supplemental indenture, executed and
                    delivered to the Trustee and satisfactory in form to the
                    Trustee, of the Subsidiary Guarantee made pursuant to this
                    Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such
                    Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as the
                    Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the CODES issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter
                    issued in accordance with the terms of the Indenture and
                    this Supplemental Indenture as

                                        4

                    though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          5. RELEASES.

               (a)  Concurrently with any sale of assets (including, if
                    applicable, all of the Capital Stock of a Guaranteeing
                    Subsidiary), all Liens, if any, in favor of the Trustee in the assets sold thereby shall be released. If the assets
                    sold in such sale or other disposition (including by way of merger or consolidation) include all or substantially all of the assets of a Guaranteeing Subsidiary or all of the
                    Capital Stock of a Guaranteeing Subsidiary, then the
                    Guaranteeing Subsidiary (in the event of a sale or other
                    disposition of all of the Capital Stock of such Guaranteeing
                    Subsidiary) or the Person acquiring the property (in the
                    event of a sale or other disposition of all or substantially all of the assets of such Guaranteeing Subsidiary) shall be released from and relieved of its Obligations under this
                    Supplemental Indenture and its Subsidiary Guarantee made
                    pursuant hereto. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the
                    Guaranteeing Subsidiary, as the case may be, in accordance with the provisions of the Indenture and this Supplemental
                    Indenture, the Trustee shall execute any documents
                    reasonably required in order to evidence the release of the
                    Guaranteeing Subsidiary from its obligations under this
                    Supplemental Indenture and its Subsidiary Guarantee made
                    pursuant hereto. If the Guaranteeing Subsidiary is not
                    released from its obligations under its Subsidiary
                    Guarantee, it shall remain liable for the full amount of
                    principal of and interest (including Contingent Interest and
                    Additional Interest, if any) on the CODES and for the other obligations of such Guaranteeing Subsidiary under the
                    Indenture as provided in this Supplemental Indenture.

               (b)  Upon the designation of a Guaranteeing Subsidiary as an
                    Excluded Subsidiary in accordance with the terms of the
                    Indenture and the indentures governing the Outstanding
                    Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or
                    expire and whether or not any of those notes continue to be outstanding), such Guaranteeing Subsidiary shall be released and relieved of all of its obligations under its Subsidiary
                    Guarantee and this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and
                    an Opinion of Counsel to the effect that such designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of the Indenture and the indentures governing, the Outstanding
                    Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or
                    expire and whether or not any of those notes continue to be outstanding), the Trustee shall execute any documents
                    reasonably required in order to evidence the release of such
                    Guaranteeing Subsidiary from its Obligations under its
                    Subsidiary Guarantee. Any Guaranteeing Subsidiary not
                    released from its obligations under its Subsidiary

                                        5

                    Guarantee shall remain liable for the full amount of
                    principal of and interest on the CODES and for the other
                    obligations of any Guaranteeing Subsidiary under the
                    Indenture as provided herein.

               (c)  Upon any Guarantor being released from its guarantees of, and all pledges and security interests granted in connection with, Indebtedness of the Company or any of its Subsidiaries
                    (other than a Foreign Subsidiary), such Guarantor shall be released and relieved of its obligations under this
                    Supplemental Indenture.

          6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing
Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the CODES, any Subsidiary Guarantees, the
Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the
CODES by accepting a CODE waives and releases all such liability. The waiver and release are part of the consideration for issuance of the CODES. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. SUBORDINATION OF SUBSIDIARY GUARANTEES; ANTI-LAYERING. No
Guaranteeing Subsidiary shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guaranteeing Subsidiary and senior in any respect in right of payment to any of the Subsidiary Guarantees. No
Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

          8. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

                                        6

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated: February 20, 2007                L-3 COMMUNICATIONS HOLDINGS, INC.

                                        By:
                                            ------------------------------------
                                            Name: Christopher C. Cambria
                                            Title: Senior Vice President

Dated: February 20, 2007

Apcom, Inc., a Maryland corporation
Broadcast Sports Inc., a Delaware corporation
D.P. Associates, Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
gForce Technologies, Inc., a Massachusetts corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
Interstate Electronics Corporation, a California corporation
KDI Precision Products, Inc., a Delaware corporation
LinCom Wireless, Inc., a Delaware corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland
corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation
L-3 Communications Crestview Aerospace Corporation, a Delaware corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications CyTerra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California
corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications InfraredVision Technology Corporation, a California
corporation
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nautronix Holdings, Inc., a Delaware corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications SafeView, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications SSG-Tinsley, Inc., a Delaware corporation
L-3 Communications TCS, Inc., a Delaware corporation
L-3 Communications Tinsley Laboratories, Inc., a California corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland Corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation

MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Holdings (US) Inc., a Delaware corporation
Wolf Coach, Inc., a Massachusetts corporation

                                        As Guaranteeing Subsidiaries

                                        By:
                                            ------------------------------------
                                            Name: Christopher C. Cambria
                                            Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS VERTEX AEROSPACE
                                        LLC, as Sole Member

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS EO/IR, INC.,
                                        as Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION,
                                        as Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION,
                                        as Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Senior Vice President

Dated: February 20, 2007                THE BANK OF NEW YORK,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Assistant Vice President

      NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO SUBSIDIARY GUARANTEE

          Pursuant to the Supplemental Indenture (the "Supplemental Indenture")
dated as of February 20, 2007 among L-3 Communications Holdings, Inc., the
Guarantors party thereto (each a "Guarantor" and collectively the "Guarantors")
and The Bank of New York, as trustee (the "Trustee"), each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of and interest (including Contingent Interest and
Additional Interest, if any) on the CODES, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and interest (including
Contingent Interest and Additional Interest, if any) on the CODES, and (c) in
case of any extension of time of payment or renewal of any CODES or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any
Holder in enforcing any rights under the Subsidiary Guarantee (as defined in the
Supplemental Indenture). This Guarantee is subordinated to the Senior Debt of each Guarantor to extent set forth in Article 13 of the Indenture.

          Notwithstanding the foregoing, in the event that the Subsidiary
Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the CODES, any Subsidiary Guarantee, the Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor, or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a CODE waives and releases all such liability.

          The Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the CODE upon which the
Subsidiary Guarantee is noted has been executed by the Trustee under the
Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture, dated as of July 29, 2005, among L-3 Communications Holdings, Inc., the Guarantors party thereto and the Trustee.

Dated: February 20, 2007

Apcom, Inc., a Maryland corporation
Broadcast Sports Inc., a Delaware corporation
D.P. Associates, Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
gForce Technologies, Inc., a Massachusetts corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
Interstate Electronics Corporation, a California corporation
KDI Precision Products, Inc., a Delaware corporation
LinCom Wireless, Inc., a Delaware corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland
corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation
L-3 Communications Crestview Aerospace Corporation, a Delaware corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications CyTerra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California
corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications InfraredVision Technology Corporation, a California
corporation
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nautronix Holdings, Inc., a Delaware corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications SafeView, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications SSG-Tinsley, Inc., a Delaware corporation
L-3 Communications TCS, Inc., a Delaware corporation
L-3 Communications Tinsley Laboratories, Inc., a California corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland Corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation

Microdyne Outsourcing Incorporated, a Maryland corporation
MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Holdings (US) Inc., a Delaware corporation
Wolf Coach, Inc., a Massachusetts corporation

                                        As Guaranteeing Subsidiaries

                                        By:
                                            ------------------------------------
                                            Name: Christopher C. Cambria
                                            Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

                                        By:  L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS VERTEX AEROSPACE
                                        LLC, as Sole Member

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS INTEGRATED
                                        SYSTEMS L.P., as Sole Member

                                        By: L-3 COMMUNICATIONS AIS GP
                                        CORPORATION, as General Partner

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS EO/IR, INC.,
                                        as Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION,
                                        as Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

                                        By: L-3 COMMUNICATIONS CORPORATION, as
                                        Sole Member

                                        By:
                                            ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Senior Vice President